UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2025

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On May 19, 2025, Riot Platforms, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) by and between the Company, as the borrower, and Coinbase Credit, Inc., as lender, collateral agent, and administrative agent (the “Lender” and together with the Company, the “Parties”). The Amended and Restated Credit Agreement replaces in its entirety the Company’s existing credit agreement with Lender, dated April 22, 2025 (the “Original Credit Agreement”). All capitalized terms used but not defined herein have the meanings ascribed to them in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement amends and restates the Original Credit Agreement to, among other things: (i) increase the aggregate principal amount from $100 million to $200 million (the “Loan”); (ii) extend the Availability Period from two (2) months to three (3) months following the signing date of the Original Credit Agreement (the “Original Signing Date”); (iii) increase the number of permitted borrowings from three (3) to four (4); (v) provide for a one-time 1.00% upsize fee, equal to $1 million, payable on the effective date.

The Loan matures 364 days from the Original Signing Date. The Company may request, no later than ninety (90) days prior to the Initial Final Maturity Date, that the Final Maturity Date be extended by an additional 364 days, subject to the consent of the Lender. The Company’s obligations under the Amended and Restated Credit Agreement continued to be secured by a pledge of the Company’s financial assets, including bitcoin, USDC and cash, held in the custody of Coinbase Custody Trust Company, LLC. The Amended and Restated Credit Agreement includes representations, warranties, covenants, events of default and other customary provisions for a secured term loan facility of this type.

The foregoing description of the Amended and Restated Credit Agreement, together with the description above of certain terms of the Amended and Restated Credit Agreement, is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
10.1 *†	Amended and Restated Credit Agreement, dated May 19, 2025, between Riot Platforms, Inc. and Coinbase Credit, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

† Certain schedules and appendices have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: May 23, 2025